Exhibit 99.1

enabling tomorrow’s technologies™
355 South Technology Drive, Central Islip, New York 11722 | T 631.981.7081 | F 631.981.7095 | info@cvdequipment.com

CVD Equipment Corporation Announces Sale and Leaseback Agreement

CENTRAL ISLIP, N.Y., (Business Wire) – September 27, 2022 - CVD Equipment Corporation (NASDAQ: CVV), a leading provider of chemical vapor deposition systems and materials (the “Company”), today announced it has entered into an agreement to sell and lease back its Central Islip, New York facility (the “Premises”) from the prospective purchasers.

On September 22, 2022, the Company entered into an agreement (the “Purchase Agreement”) for the sale of the Premises consisting of land and building. The Purchase Agreement provides for a purchase price of $28,500,000 and is subject to the completion of due diligence by the purchaser. The purchaser has thirty (30) business days from date of the agreement to complete its due diligence during which time the purchaser retains the right to cancel the Purchase Agreement.

Upon the closing of the sale of the Premises, the Company will enter into a lease agreement (the “Lease”) with the purchaser, pursuant to which the Premises will be leased back to the Company. The Lease will have an initial term of ten years with two renewal terms of five years each, exercisable at the Company’s option. The annual fixed rent will be $1,548,000 for the first year of the initial ten-year term and increase by 3% every year thereafter. The Lease will be “triple net’ and the Company will continue to be responsible for costs, expenses and obligations relating to the operation of the Premises.

The net cash proceeds that would be received by the Company following closing is estimated to exceed $20,000,000 after taxes, expenses, and fees. This estimate is subject to the transaction closing and the finalization of the Company’s tax obligations associated with the sale. The net cash proceeds will be used to strengthen the Company’s balance sheet and fund growth opportunities.

About CVD Equipment Corporation

CVD Equipment Corporation (NASDAQ: CVV) designs, develops, and manufactures a broad range of chemical vapor deposition, gas control, and other state-of-the-art equipment and process solutions used to develop and manufacture materials and coatings for research and industrial applications. This equipment is used by its customers to research, design, and manufacture these materials or coatings for aerospace engine components, medical implants, semiconductors, battery nanomaterials, solar cells, smart glass, carbon nanotubes, nanowires, LEDs, MEMS, and other applications. Through its application laboratory, the Company provides process development support and process startup assistance with the focus on enabling tomorrow's technologies™. It’s wholly owned subsidiary CVD Materials Corporation provides advanced materials and metal surface treatments and coatings to serve demanding applications in the electronic, biomedical, petroleum, pharmaceutical, and many other industrial markets.

www.cvdequipment.com | www.cvdmaterialscorp.com | www.stainlessdesign.com

enabling tomorrow’s technologies™

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made or to be made by CVD Equipment Corporation) contains statements that are forward-looking. All statements other than statements of historical fact are hereby identified as “forward-looking statements, “as such term is defined in Section 27A of the Securities Exchange Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward looking information involves a number of known and unknown risks and uncertainties that could cause actual results to differ materially from those discussed or anticipated by management. Potential risks and uncertainties include, among other factors, market and business conditions, the COVID-19 pandemic, the success of CVD Equipment Corporation’s growth and sales strategies, the possibility of customer changes in delivery schedules, cancellation of, or failure to receive orders, potential delays in product shipments, delays in obtaining inventory parts from suppliers and failure to satisfy customer acceptance requirements, and other risks and uncertainties that are described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and the Company’s other filings with the Securities and Exchange Commission. For forward-looking statements in this release, the Company claims the protection of the safe harbor of the Private Securities Litigation Reform Act of 1995. The Company assumes no obligations to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise. Past performance is not a guarantee of future results.

For further information about this topic please contact:

Phone: (631) 981-7081

Fax: (631) 981-7095

Email: investorrelations@cvdequipment.com

www.cvdequipment.com  |  www.cvdmaterialscorp.com  |  www.stainlessdesign.com

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